Exhibit (c)(2)

WEBCO INDUSTRIES, INC.

Benedetto, Gartland & Company, Inc.

April 30, 2004

Webco Industries, Inc.

Agenda

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Due Diligence Considerations

BG&Co’s Perspective Regarding WEBCO’s Investment Merit and Financial Characteristics

•	Key areas of focus:

º	Identify industry trends and issues

º	WEBCO’s strategy and success implementing

º	Opinion of management

º	Financial dynamics

•	Earnings volatility and predictability

•	Capital Intensity

•	Attractiveness as an equity investment

•	Credit worthiness

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Due Diligence Considerations

Difficult Business Environment

•	Significant overcapacity

•	Difficult to raise prices – Current period an aberration because of shortage of steel

•	Likely margin squeeze as steel prices fall

•	Traditional customer base migrating overseas

•	WEBCO Strategy

º	Seek niche businesses

•	Company has been good at identifying niches in the past

•	Laser welding of stainless tube is a recent success

•	Difficult business strategy to successfully accomplish over longhaul

•	Today’s good niches become targets of tomorrow’s price cutters

º	Must continue to improve productivity, customer service and cost cutting

•	Requires relatively significant capital expenditures program over foreseeable future

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Due Diligence Considerations

Earnings Predictability...or Not?

•	Volatility of business makes earnings difficult to predict

º	Generally, forecast is not attained

Comparison of Forecast and Actual Gross Profit(1)
($’s Millions)

		Gross Profit		Forecast
				Lead Time
Fiscal Year		Forecast	Actual	(Months)	% Difference
1998		$22.6	$24.6	7	8.8%
1999		23.4	17.6	19	(24.8)
2000		30.2	19.0	22	(37.1)
2001		23.4	15.1	17	(35.5)
2002		22.3	18.8	15	(15.7)
2003		23.6	18.8	17	(20.3)
2004	(2)	22.9	19.8	12	(13.5)
2004	(3)	22.9	27.1	14	18.6

(1)	To make this comparison useful, Quickwater and P&J have been removed as necessary

(2)	Compares estimate from February 2003 to February 2004 estimate

(3)	Compares estimate from February 2003 to April 2004 estimate

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Due Diligence Considerations

Not To Mention the Administrative Headache...

•	Company receives little or no benefit from being a public company

º	No sustained credible research foreseen to dampen volatility and improve liquidity

º	Cost of being public - $1.0 million first year (2005) and $750k / year thereafter

º	Volatile stock provides little liquidity to shareholders: 30,000 shares caused 20% movement in stock recently

º	No access to public capital markets to fund operations

º	Little value as M&A currency

º	Litigation risk higher as a public company

º	Competitors, vendors and customers are able to use disclosures required of a public company to Webco’s detriment

º	Takes senior management’s time and attention away from running the business

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Market Perspectives

The Market Has Reached The Same Conclusion as BG&Co. No Value Being Public!

WEBCO Stock vs. S&P 500 – Since IPO

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Market Perspectives

Valuation Benchmarks

•	Comparable companies and transactions provide a framework for valuation

•	Concerning comparable companies:

º	Selection involves a lot of judgment – there is no perfect fit

º	To highlight industry trends, we focused on companies with similar products / customers

•	Lone Star Technologies, Inc.

•	Maverick Tube Corporation

•	Oregon Steel Mills, Inc.

•	IPSCO, Inc.

•	Synalloy Group, Inc.

•	NS Group, Inc.

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Market Perspectives

Comparable Steel and Tubing Companies
($’s millions)

Key Point - Webco is much smaller than the comparables

Note:	Enterprise Value = Equity Value + Preferred Equity + Short and Long Term Debt + Minority Interest - Cash and Cash Equivalents.

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Market Perspectives

Selected Steel and Tubing Companies
($’s millions, except per share data)

Key Points: WEBCO’s profitability (margin %) is better than most comparables
Strong cyclical recovery underway

Note: Information reflects BGC normalized data excluding certain restructuring, reserve and other items.

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Market Perspectives

Selected Steel and Tubing Companies (cont.)

Key Points: WEBCO currently has relatively high leverage and cyclical recovery suggests most comparables will have good credit strength

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Market Perspectives

Key Point - Webco management predicts earnings peak in 2004.
Estimates for comparables anticipates continued growth.

Note:	Source - 2002 and 2003 SEC Filings, normalized by BGC to exclude nonrecurring items. 2004 through 2005 projected EBITDA from Wall Street Research Reports, with the exception of Webco. Webco projections provided by management.

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Valuation

Divergence in Growth Expectations

Key Points
Analysts - “outsiders” - predict comparables will have positive EPS growth.
Webco Management - “insiders” - believe current cyclical earnings peak will not be matched for several years.

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Valuation

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Valuation

Management Projections Summary
($’s millions, except per share data)

Projections - Sales

$250
$230
$210
$190
$170
$150
$205
$213
$214
$221
$229
2004
2005
2006
2007
2008

Sales Growth	4.2%	0.4%	3.3%	3.5%

'04-'08 CAGR = 2.8%

Projections - EBITDA

$20
$18
$16
$14
$12
$10
$17.5
$13.7
$15.0
$16.1
$17.1
2004
2005
2006
2007
2008

EBITDA Growth	(21.3%)	9.5%	7.0%	5.9%

'04-'08 CAGR = (0.6)%

Projections - EPS

$1.50
$1.00
$0.50
$0.00
$0.65
$0.34
$0.45
$0.54
$0.63
2004
2005
2006
2007
2008

EPS Growth	(48.4%)	32.0%	20.4%	17.5%

'04-'08 CAGR = (0.9)%

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Valuation

Valuation Based Upon Publicly Traded Comparable Companies
($’s millions, except per share data)

Note: Excludes multiples which are not meaningful, negative, or denoted with an *

(1)	Enterprise Value = Equity Value + Preferred Equity + Short and Long Term Debt + Minority Interest - Cash and Cash Equivalents.

(2)	Source: First Call and Wall Street research reports, with the exception of Webco. Webco projections provided by management.

(3)	Reflects BGC normalized data excluding certain restructuring, reserve and other items.

(4)	Webco EBITDA and EPS are calendarized to best match comparables 12/31 year-end.

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Valuation

M&A Transaction Analysis – Selected Tubing Transactions
($’s millions, except per share data)

Note: Acquisition multiples generally include a premium for control

Note: Excludes multiples which are not meaningful, negative, or denoted with an *

(1)	Data from management forecast updated for quarter ending April 30, 2004

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Valuation

Discounted Cash Flow Analysis – EBITDA Multiple Method
($’s millions, except per share data)

(1)	Projections based on management estimates.

(2)	Present values calculated as of April 30, 2004.

(3)	Discounted 4.25 years; based on 2008 EBITDA of $17.1 million. Multiples based on public and acquisition comparables.

(4)	Based on projected debt levels (less cash) as of April 30, 2004.

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Valuation

Discounted Cash Flow Analysis – Perpetuity Growth Method
($’s millions, except per share data)

(1)	Projections based on management estimates.

(2)	Present values calculated as of April 30, 2004.

(3)	Discounted 4.25 years; based on 2008 Free Cash Flow of $7.1 million.

(4)	Based on projected debt levels (less cash) as of April 30, 2004.

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Valuation

Net Book Value
($’s millions, except per share data)

	Consolidated	Per Share
Stockholders Equity	$51.8	$7.32
Impact of Appraisal on PP&E (1)	35.3	4.97

Adjusted Stockholder’s Equity (2)	$16.6	$2.34

Key Points: Book value is generally not important in determining value. However, the gap between historical cost and appraised value of PP&E is significant. This will negatively influence secured lenders and suggests the stock is not trading at a meaningful discount to “book value”.

(1)	Impact of Appraised PP&E at $26.2 million vs. book value of $61.4 million

(2)	Slight differences due to rounding

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Valuation

Valuation Summary

Note: Webco’ high leverage widens the indicated range of equity values for each method

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Valuation

BG&Co.’s Value Range

•	Selecting value range especially difficult because of the very strong cyclical recovery underway – industry’s trailing losses are turning into huge expected profits

•	Factors which increase value range:

º	WEBCO remained profitable throughout the cycle – impressive relative stability

º	Management team has successfully improved fundamentals of business

•	Factors which depress value range:

º	WEBCO remains a capital intensive service business

•	Substantially all production is made to order

º	Insignificant market capitalization

º	Earnings forecast – flat to down over next five years

º	Forecast typically exceeds actual

º	No research

•	BG&Co.’s estimate of value $3.00 to $4.00 per share

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Financial Alternatives

Going Private – Rationale

•	Benefits of being public unrealized

•	Avoid expenses associated with being public

•	Public disclosures provide competition, customers and vendors unneeded insight to business

•	Gain more ability to focus on long-term development of business without near-term scrutiny of quarterly reporting

•	Avoid litigation risk and regulatory burden associated with being public

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Financial Alternatives

Going Private – Outline of the Process

•	Board determines alternative has merit and appoints Special Committee

•	Special Committee retains financial advisor to evaluate fairness of consideration for fractional shares

•	Public disclosure when Special Committee formed

•	Special Committee negotiates terms of transaction, approves transaction and recommends to Board

•	Board Approves

•	Disclosure document prepared (describing, among other things, transaction, background of and rationale for the transaction and the Company and its prospects)

•	Disclosure document filed with SEC (Day 1)

•	SEC comments on disclosure document; responses by Company (Day 30)

•	SEC clears disclosure document (Day 60 — could be longer)

•	Circulation of disclosure document to stockholders (Day 61)

•	Stockholders meeting (Day 100)

•	Commencement of exchange offer (Day 101)

•	Closing of exchange offer (Day 140)

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Financial Alternatives

Going Private – Options Considered

•	Cash Tender for 3.2 million shares, financed with additional “mezzanine” borrowings

•	Reverse stock split of sufficient size to reduce number of beneficial owners below 300

•	Reverse stock split followed by subsequent, optional exchange of subordinated notes for remaining “public” shares

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Financial Alternatives

Going Private – Cash Tender
($’s millions)

Use of Funds
Purchase shares @ $4.00	$12.9
Refinance officer loans	2.0
Expenses	2.5

Transaction related	$17.4
Refinance existing term debt	18.0

Total	$35.4

Source of Funds
Cash or revolver availability	$5.9
“Mezzanine” debt	29.6

$35.4

Basic Terms

-	Current coupon	11.0%

-	Warrants to create all-in return of	15% — 20%

-	Veto on major corporate actions

-	Structured exit for warrants
(may force sale of company or another IPO)

This alternative is not feasible for two reasons:

1) Volatile stock price and favorable industry conditions make $4/share tender difficult to complete

2) If tender were successful, the leverage and equity dilution would be unacceptable

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Financial Alternatives

Going Private – Cash Tender (cont.)
($’s millions)

•	Mezzanine debt is unlikely to be available

o	Why? The coverages will be tight and financing will require warrant exercisable into 25%-50% ownership of the company

	Fiscal
	2005	2006
Webco EBITDA	$14.8	$15.8
CapEx	(3.8)	(4.1)
Cash Taxes	(1.7)	(2.2)

Adjusted Cash Flow	$9.3	$9.5
Projected Interest Expense
Bank Loan	$2.4	$2.1
Mezzanine	3.3	3.3

Total	$5.7	$5.4

Total Debt	$68.7	$61.7

					S&P Credit Ratios
					“BB”		“B - Junk”
Adjusted Cash Flow / Interest (1)	1.6	x	1.8	x
Total Debt / EBITDA	4.6	x	3.9	x	3.8	x	5.4	x
Discretionary Cash Flow (2) / Debt	5.3%		6.7%		8.6%		2.6%

(1)	Ratio does not include any mandatory principal payments

(2)	Adjusted cash flow less interest

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Financial Alternatives

Going Private – Reverse Stock Split
($’s millions)

•	Reverse stock split (1 for 500) will result in approximately 90,000 fractional shares

•	Fractional shares are purchased for $4/share

Use of Funds
Fractional Shares from 500/1 split	$0.4
Refinance officer loans	2.0
Expenses	1.5

$3.9

Source of Funds
Cash or revolver availability	$3.9

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Financial Alternatives

Going Private – Reverse Stock Split (cont.)
($’s millions)

	Fiscal
	2005	2006
Webco EBITDA	$14.8	$15.8
CapEx	(3.8)	(4.1)
Cash taxes	(2.6)	(3.1)

Adjusted cash flow	$8.4	$8.6
Projected Interest Expense
Bank Loan	$3.5	$3.1

Total Debt	$55.8	$47.5

					S&P Credit Ratios
					“BB”		“B - Junk”
Adjusted Cash Flow / (Interest + Req’d. Principal)	1.2	x	1.3	x
Debt / EBITDA	3.8	x	3.0	x	3.8	x	5.4	x
Discretionary Cash Flow (1) / Debt	8.9%		11.5%		8.6%		2.6%

(1)	Adjusted cash flow less interest

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Financial Alternatives

Going Private – Reverse Stock Split and Subsequent Offer to Exchange
($’s millions)

•	Reverse stock split (1 for 500) will result in approximately 90,000 fractional shares

•	Holders of remaining “public” shares given option to exchange shares for $4.00 equivalent in contingent subordinated note

•	The stock for subordinated note exchange is a taxable transaction for the shareholder

Use of Funds
Fractional Shares from 500/1 split	$0.4
Refinance officer loans	2.0
Expenses	1.5
Exchange offer for 3.2 million shares Contingent subordinated note	12.5

$16.4

Source of Funds
Cash or revolver availability	$3.9
Contingent subordinated note	12.5

$16.4

Basic Terms

-	12 Year maturity

-	7.0% interest paid only if earned

-	Amortization years 3-12, if cash flow permits

-	No cross default to bank loan

-	Non-cash interest is paid-in-kind

-	No significant covenants

-	Weak intercreditor protection

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Financial Alternatives

Going Private – Reverse Stock Split and Subsequent Offer to Exchange (cont.)
($’s millions)

•	This will create a highly leveraged company if there is full participation in the exchange offer

•	Unlikely term portion of bank loan will be amortized before maturity – refinancing risk

•	The covenant and optional payment structure of the subordinated debt create much less default risk than the “mezzanine” loan

	Fiscal
	2005	2006
Webco EBITDA	$14.8	$15.8
CapEx	(3.8)	(4.1)
Cash taxes	(2.2)	(2.8)

Adjusted cash flow	$8.8	$8.9
Projected Interest Expense
Bank loan	$3.5	$3.1
Contingent Subordinated Note	0.9	0.9

Total	$4.4	$4.0

Total Debt	$68.9	$61.1

					S&P Credit Ratios
					“BB”		“b - Junk”
Adjusted Cash Flow / (Interest + Req’d. Principal)	1.1	x	1.2	x
Debt / EBITDA	4.7	x	3.9	x	3.8	x	5.4	x
Discretionary Cash Flow (1) / Debt	6.4%		8.1%		8.6%		2.6%

(1)	Adjusted cash flow less interest

Benedetto, Gartland & Company, Inc.

Webco Industries, Inc.	Financial Alternatives

Next Steps

•	Board determines if “going private” has merit and appoints Special Committee to evaluate

•	Company and advisors continue refining terms of subordinated debt to be exchanged for non-fractional shares

o	Includes discussion with senior lenders

•	Special Committee commences work

Benedetto, Gartland & Company, Inc.